(logo) GREYSTONE

GREYSTONE SERVICING COMPANY LLC

5221 N. O'Connor Blvd., Suite 800

Irving, Texas 75039

Phone: 469-749-2000

www.greyco.com

ANNUAL STATEMENT OF COMPLIANCE

 Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of Greystone Servicing Company LLC (“Greystone”), in its capacity as special servicer, hereby certifies as follows as of and for the year ending December 31, 2022 (the “Reporting Period”):

1.        A review of Greystone’s activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under such officer’s supervision;

2.        To the best of such officer’s knowledge, based on such review, Greystone has fulfilled its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period; and

3.        Greystone has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust for income tax purposes from the IRS or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned has executed this certificate effective as of the 1st day of March, 2023.

/S/ Jenna Vick Unell

Jenna Vick Unell, Vice President

/s/ Amy Dixon

Amy Dixon, Assistant Secretary

SCHEDULE I

BA FUNB 2001-3	Pooling and Servicing Agreement	11/11/2001	1/1/2022 - 6/13/2022
BACM 2005-1	Pooling and Servicing Agreement	4/1/2005	1/1/2022 - 7/11/2022
BACM 2006-4	Pooling and Servicing Agreement	8/1/2006	2022
BAMLL 2019-BPR	Pooling and Servicing Agreement	12/17/2019	2022
BANK 2020-BNK30	Pooling and Servicing Agreement	12/1/2020	2022
BANK 2021-BNK34	Pooling and Servicing Agreement	6/1/2021	2022
BANK 2022-BNK43	Pooling and Servicing Agreement	8/1/2022	8/1/2022 - 12/31/2022
BMARK 2021-B24	Pooling and Servicing Agreement	3/1/2021	2022
BSCMI 2006-PWR14	Pooling and Servicing Agreement	12/1/2006	1/1/2022 - 2/11/2022
BSCMS 2004-PWR3	Pooling and Servicing Agreement	3/1/2004	2022
BSCMS 2004-PWR6	Pooling and Servicing Agreement	12/1/2004	2022
BSCMS 2005-PWR7	Pooling and Servicing Agreement	3/1/2005	2022
BSCMS 2006-PWR13	Pooling and Servicing Agreement	9/1/2006	1/1/2022 - 4/11/2022
BSCMS 2007-PWR15	Pooling and Servicing Agreement	3/1/2007	2022
BSCMS 2007-PWR16	Pooling and Servicing Agreement	6/1/2007	2022
BSCMSI 2006-TOP24	Pooling and Servicing Agreement	10/1/2006	2022
CD 2006-CD2	Pooling and Servicing Agreement	3/1/2006	2022
CD 2006-CD3	Pooling and Servicing Agreement	10/1/2006	2022
CGCMT 2015-GC35	Pooling and Servicing Agreement	12/1/2015	2022
CGCMT 2016-C2	Pooling and Servicing Agreement	8/1/2016	2022
CGCMT 2016-GC36	Pooling and Servicing Agreement	2/1/2016	2022
CGCMT 2016-P3	Pooling and Servicing Agreement	4/1/2016	2022
CGCMT 2022-GC48	Pooling and Servicing Agreement	6/1/2022	6/1/2022 - 12/31/2022
CGMAT 2006-C4	Pooling and Servicing Agreement	6/1/2006	2022
COMM 2005-C6	Pooling and Servicing Agreement	8/1/2005	2022
CSAIL 2015-C1	Pooling and Servicing Agreement	3/1/2015	2022
CSFB 2004-C4	Pooling and Servicing Agreement	11/1/2004	2022
CSFB 2005-C3	Pooling and Servicing Agreement	6/1/2005	2022
CSFBMC 2006-C4	Pooling and Servicing Agreement	9/1/2006	2022
CSFBMSC 2005-C4	Pooling and Servicing Agreement	8/1/2005	1/1/2022 - 8/17/2022
CSMC 2007-C3	Pooling and Servicing Agreement	6/1/2007	1/1/2022 - 5/17/2022
CSMC 2016-NXSR	Pooling and Servicing Agreement	12/1/2016	2022
FREMF 2015-K51	Pooling and Servicing Agreement	12/1/2015	2022
FREMF 2021-KF122	Pooling and Servicing Agreement	10/1/2021	2022
FRESB 2015-SB1	Pooling and Servicing Agreement	8/1/2015	2022
FRESB 2015-SB4	Pooling and Servicing Agreement	10/1/2015	2022
FRESB 2015-SB9	Pooling and Servicing Agreement	12/1/2015	2022
FRESB 2016-SB13	Pooling and Servicing Agreement	3/1/2016	2022
FRESB 2016-SB15	Pooling and Servicing Agreement	4/1/2016	2022
FRESB 2016-SB16	Pooling and Servicing Agreement	5/1/2016	2022
FRESB 2016-SB20	Pooling and Servicing Agreement	8/1/2016	2022
FRESB 2016-SB24	Pooling and Servicing Agreement	11/1/2016	2022
FRESB 2016-SB25	Pooling and Servicing Agreement	12/1/2016	2022
FRESB 2020-SB79	Pooling and Servicing Agreement	10/1/2020	2022
FRESB 2021-SB86	Pooling and Servicing Agreement	5/1/2021	2022
FRESB 2021-SB90	Pooling and Servicing Agreement	9/1/2021	2022
GCC 2021-2	Pooling and Servicing Agreement	5/18/2021	2022
GCC 2021-3	Pooling and Servicing Agreement	7/30/2021	2022
GMAC 2004-C1	Pooling and Servicing Agreement	4/1/2004	1/1/2022 - 10/11/2022
GSMS 2015-GS1	Pooling and Servicing Agreement	11/1/2015	2022
GSTNE 2019-FL2	Servicing Agreement	9/13/2019	2022
GSTNE 2021-FL3	Servicing Agreement	8/10/2021	2022
GSTNE 2021-HC2	Servicing Agreement	12/14/2021	2022
JPM 2005-LDP3	Pooling and Servicing Agreement	8/1/2005	2022
JPM 2007-CIBC18	Pooling and Servicing Agreement	(3/7/2007) A&R 2/27/2012	2022
JPM 2007-CIBC20	Pooling and Servicing Agreement	9/28/2007	2022
JPMCC 2005-CIBC 11	Pooling and Servicing Agreement	3/30/2005	2022
JPMCC 2007-LDP11	Pooling and Servicing Agreement	7/1/2007	2022
JPMCC 2010-C1	Pooling and Servicing Agreement	6/1/2010	1/1/2022 - 8/17/2022
JPMCC 2010-C2	Pooling and Servicing Agreement	10/1/2010	2022
JPMCC 2013-C10	Pooling and Servicing Agreement	3/1/2013	1/1/2022 - 11/16/2022
JPMCC 2013-LC11	Pooling and Servicing Agreement	5/1/2013	2022
LBUBS 2005-C3	Pooling and Servicing Agreement	6/13/2005	2022
LBUBS 2005-C7	Pooling and Servicing Agreement	10/11/2005	2022
LBUBS 2007-C7	Pooling and Servicing Agreement	11/12/2007	2022
LBUBS 2008-C1	Pooling and Servicing Agreement	4/11/2008	1/1/2022 - 2/17/2022
MLCFC 2006-3	Pooling and Servicing Agreement	9/1/2006	1/1/2022 - 6/6/2022
MLMT 2005-CK1	Pooling and Servicing Agreement	12/1/2005	2022
MSBAM 2016-C28	Pooling and Servicing Agreement	2/1/2016	2022
MSC 2016-BNK2	Pooling and Servicing Agreement	11/1/2016	2022
MSCI 2006-TOP21	Pooling and Servicing Agreement	1/1/2006	2022
MSCI 2006-TOP23	Pooling and Servicing Agreement	8/1/2006	1/1/2022 - 2/14/2022
MSCI 2007-IQ15	Pooling and Servicing Agreement	8/1/2007	1/1/2022 - 6/13/2022
MSCI 2007-TOP25	Pooling and Servicing Agreement	1/1/2007	2022
NCMS 2018-FL1	Pooling and Servicing Agreement	7/6/2018	2022
PSSFC 1999-C2	Pooling and Servicing Agreement	7/1/1999	2022
SGCMS 2020-COVE	Pooling and Servicing Agreement	2/12/2020	2022
WBCMT 2007-C30	Pooling and Servicing Agreement	3/1/2007	1/1/2022 - 4/15/2022
WBCMT 2007-C31	Pooling and Servicing Agreement	5/1/2007	2022
WBCMT 2007-C32	Pooling and Servicing Agreement	6/1/2007	1/1/2022 - 4/18/2022
WFCM 2016-C36	Pooling and Servicing Agreement	11/1/2016	2022
WFCM 2017-C40	Pooling and Servicing Agreement	10/1/2017	2022
WFCM 2017-RB1	Pooling and Servicing Agreement	3/1/2017	2022
WFCM 2019-C51	Pooling and Servicing Agreement	7/1/2019	2022
WFRBS 2014-C21	Pooling and Servicing Agreement	8/1/2014	2022